UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2008, PVR Finco LLC (“PVR Finco”), a newly created wholly owned subsidiary of Penn Virginia Resource Partners, L.P. (“PVR”), entered into an amended and restated secured credit agreement (the “Credit Agreement”) with a group of lenders, including PNC Bank, National Association, as Administrative Agent (the “Agent”), amending and restating a $600 million revolving credit facility with Penn Virginia Operating Co., LLC, another wholly owned subsidiary of PVR (“PVOC”). The Credit Agreement provides for a $700 million revolving credit facility, including a $10 million sublimit for the issuance of letters of credit and a $25 million sublimit for swingline borrowings (the “Revolver”). PVR Finco has an option to increase the commitments under the Revolver by up to an aggregate of $100 million upon the receipt of commitments from one or more lenders. The Revolver is available for general partnership purposes, including working capital, capital expenditures, acquisitions and quarterly distributions. The expiration date of the Revolver is December 11, 2011.

Borrowings under the Revolver bear interest, at PVR Finco’s option, at either (i) the greater of (a) the Agent’s prime rate, plus an applicable margin (ranging from 0.00% to 0.75%) and (b) the rate determined by the Agent to be the “open” rate for federal funds transactions plus an applicable margin (ranging from 0.00% to 0.75%) or (ii) a rate derived from the London Interbank Offered Rate, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin (ranging from 1.25% to 2.25%). In each case, the applicable margin is determined by PVR’s Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement is guaranteed by PVR and all of the subsidiaries of PVR Finco (the “Subsidiary Guarantors,” and together with PVR and PVR Finco, the “Loan Parties”). The obligations of the Loan Parties under the Credit Agreement are secured by a first priority lien on substantially all of the present and future property and assets of the Loan Parties pursuant to a Guaranty Agreement, a Parent Guaranty Agreement, a Pledge Agreement and Mortgages and Deeds of Trust.

The Credit Agreement contains customary affirmative and negative covenants that are binding on the Loan Parties (which are in each case subject to certain exceptions), including, but not limited to, restrictions on the ability of the Loan Parties to dispose of assets or enter into consolidations or mergers, incur additional indebtedness and guaranty obligations, create liens on their respective assets, make certain acquisitions or investments, make certain dividend or other distributions if any potential default or event of default exists and make any material change to the nature of their business. In addition, the Credit Agreement requires certain of the Loan Parties not to exceed: (i) a ratio of 5.25 to 1.00 of Consolidated Total Indebtedness (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) for each of the four most recently completed fiscal quarters, which can be increased to a ratio of 5.75 to 1.00 during an Acquisition Period (as defined in the Credit Agreement); and (ii) a ratio of 2.50 to 1.00 of Consolidated EBITDA to Consolidated Interest Expense (as defined in the Credit Agreement)

for each of the four most recently completed fiscal quarters. Each ratio is calculated as of the end of each fiscal quarter.

The Credit Agreement contains customary events of default (which are in each case subject to certain exceptions, thresholds and grace periods), including, but not limited to, with respect to nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other indebtedness, impairments of security interests in collateral, certain bankruptcy related events, cessation of business, monetary judgment defaults and certain change of control events.

Penn Virginia GP Holdings, L.P. owns an approximately 37% limited partner interest in PVR and 100% of the general partner of PVR, which holds a 2% general partner interest in PVR.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Credit Agreement herein is qualified by reference to the text of Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the execution of the Credit Agreement, PVR formed PVR Finco as a direct wholly owned subsidiary of PVR. On August 5, 2008, PVR assigned all of its membership interests in PVOC to PVR Finco. As a result of such contribution, PVOC became a direct wholly owned subsidiary of PVR Finco. On August 5, 2008, the general partner of PVR executed the Third Amended and Restated Agreement of Limited Partnership of PVR to reflect that PVR Finco (and not PVOC) is now the sole direct wholly owned subsidiary of PVR.

A copy of PVR’s Third Amended and Restated Agreement of Limited Partnership is filed as Exhibit 3.1 to this Current Report on Form 8-K.

On August 5, 2008, PVR executed the Limited Liability Company Agreement of PVR Finco. A copy of PVR Finco’s Limited Liability Company Agreement is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).

3.2	Limited Liability Company Agreement of PVR Finco LLC (incorporated by reference to Exhibit 3.2 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).

10.1	Amended and Restated Credit Agreement, dated August 5, 2008, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent and the other financial institutions party thereto (incorporated by reference to Exhibit 10.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008

Penn Virginia GP Holdings, L.P.

By:	PVG GP, LLC,
its general partner

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).

3.2	Limited Liability Company Agreement of PVR Finco LLC (incorporated by reference to Exhibit 3.2 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).

10.1	Amended and Restated Credit Agreement, dated August 5, 2008, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent and the other financial institutions party thereto (incorporated by reference to Exhibit 10.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on August 7, 2008).